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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
VIA NET.WORKS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Shareholder:

        I would like to invite you to attend our annual meeting of shareholders to be held on Thursday May 22, 2003 at the Company's offices located in Reading, United Kingdom. We will have the opportunity this year to talk about the progress the Company made in 2002 and its prospects going forward.

        As noted in the accompanying notice and proxy statement, at the annual meeting our shareholders will have the opportunity to cast their vote with respect to the election of certain directors on our board of directors and to authorize our board of directors to amend, at its discretion, our certificate of incorporation to effect a reverse split of our outstanding common stock, without further approval of shareholders, upon a determination by our board that a reverse stock split is in the best interests of our Company and the shareholders. Included with these soliciting materials is a proxy card for voting, a postage prepaid envelope to return your proxy, instructions for voting by telephone and a copy of our Annual Report to Shareholders.

        It is important that your shares be represented at the meeting, even if you cannot attend the meeting to vote your shares in person. We urge you to vote your shares. Please give careful consideration to the items to be voted upon, complete and sign the proxy card and return it in the envelope provided or vote by telephone as instructed. If you return a proxy card or vote by telephone and later decide to attend the meeting, you may revoke your proxy at the meeting and vote your shares in person.

        We look forward to receiving your vote and seeing you at the annual meeting.

Sincerely,

Michael McTighe Chairman of the Board of Directors

Reading, United Kingdom
April 25, 2003

St. Giles House    •    25 Kings Road    •    Reading RG1 3AR    •    United Kingdom

Notice of Annual Meeting of Shareholders
to be held on May 22, 2003

        We will hold the annual meeting of the shareholders of VIA NET.WORKS, Inc. at the Company's offices located at St. Giles House, 25 Kings Road in Reading, United Kingdom on May 22, 2003, beginning at 10:00 a.m. GMT. At the meeting, holders of VIA's outstanding voting common stock will consider and vote on the following matters, as more fully described in the proxy statement:

  1.
  The election of two Class III directors to serve for a three-year term,

  2.
  Authorization for our board of directors to amend, at its discretion, our certificate of incorporation by adopting one of three proposed amendments to effect a reverse stock split, ranging from a one-for-five reverse stock split to a one-for-ten reverse stock split, of all the issued and outstanding shares of our common stock, par value $0.001 per share, without further approval of our shareholders, upon a determination by our board that a reverse stock split is in the best interests of our Company and our shareholders, and

  3.
  Any other matters that may properly come before the meeting, or any postponements or adjournments of the meeting.

        Shareholders of record at the close of business on April 4, 2003 are eligible to vote at the meeting or any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote will be available for inspection at VIA NET.WORKS, Inc.'s offices at St. Giles House, 25 Kings Road, Reading RG1 3AR, United Kingdom for a period of ten days prior to the meeting.

        Whether or not you plan to attend the meeting in person, please complete, sign and return the enclosed proxy promptly in the accompanying reply envelope. If you vote your proxy by telephone, please follow the instructions on your proxy card. By doing so, you will help us ensure the presence of a quorum at the meeting and save VIA the expense and time required to solicit proxies. If you send your proxy, you will still be able to change your vote or otherwise vote your shares in person at the meeting if you wish.

BY ORDER OF THE BOARD OF DIRECTORS

Matt S. Nydell Senior Vice President, General Counsel and Secretary

Reading, United Kingdom
April 25, 2003

St. Giles House    •    25 Kings Road    •    Reading RG1 3AR    •    United Kingdom

TABLE OF CONTENTS

Purpose of the Meeting	1
Proxies and Voting Procedures	1
Election of Directors—Proposal 1	2
Audit Committee Report	7
Report of the Compensation Committee	8
Compensation Committee Interlocks and Insider Participation	10
Stock Performance Graph	11
Executive Officers	12
Executive Compensation	14
Ownership of Securities	19
Reporting Compliance Section 16(a) Beneficial Ownership Reporting Compliance	21
Approval of Amendments to Certificate of Incorporation to Effect a Reverse Stock Split	21
Independent Accountants and Fees Paid	30
Shareholder Proposals for the 2004 Proxy Statement	31
Other Matters	31

VIA NET.WORKS, INC.

PROXY STATEMENT
FOR
2003 ANNUAL MEETING OF SHAREHOLDERS

        This proxy statement contains information relating to the solicitation of proxies by the board of directors of VIA NET.WORKS, Inc. (VIA, the Company, or we) to be voted upon at the annual meeting of the shareholders of the Company to be held on Thursday May 22 2003 at the Company's offices located at St. Giles House, 25 Kings Road in Reading, United Kingdom beginning at 10:00 a.m. GMT. and at any postponements or adjournments of the meeting. These materials were first mailed on or about April 25, 2003 to all shareholders entitled to vote at the annual meeting.

PURPOSE OF THE MEETING

        At the annual meeting, the holders of our voting common stock shall consider and vote on the election of two Class III directors, authorization of three possible amendments to our certificate of incorporation to effect a reverse stock split and any other matters as may properly come before the shareholders. Our management will also provide a report on VIA's performance during fiscal year 2002 and answer questions posed by shareholders.

PROXIES AND VOTING PROCEDURES

        Only holders of our voting common stock of record as of the close of business on April 4, 2003, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting or any postponements or adjournments of the meeting. We have two separate classes of common stock outstanding, voting and non-voting. If you were a shareholder of the voting common stock as of the close of business on April 4, 2003 you will be entitled to one vote for each share of voting common stock you held as of the record date. Our common stock is listed on the Nasdaq SmallCap Market® and the Euronext Amsterdam Exchange under the symbol "VNWI." As of the record date, there were 55,097,704 shares of voting common stock issued and outstanding.

Solicitation of Proxies

        In addition to this solicitation, which we are conducting by mail, VIA and its directors, officers and employees (who will receive no additional compensation) may also solicit proxies in person, by telephone, email, facsimile and other methods. VIA will pay all costs of the annual meeting and of soliciting, printing and mailing proxies.

Revocability Of Proxies

        If you are unable to attend the annual meeting, we urge you to vote your proxy. You may revoke your proxy at any time before the annual meeting or by attending the annual meeting and voting in person. If you wish to revoke your proxy, please send a written statement to the Secretary of the Company or send another properly executed proxy dated as of a later date to be delivered at or prior to the annual meeting. All revocations or new proxies must be delivered no later than May 20, 2003 to the Company's U.K. corporate office located at St. Giles House, 25 Kings Road, Reading, United Kingdom attn: Matt S. Nydell, VIA NET.WORKS, Inc. Annual Meeting.

Required Vote

        At the annual meeting, shareholders will be voting on four proposals: to elect two Class III directors to VIA's board of directors and to authorize three amendments to our certificate of incorporation, one of which our board of directors at its discretion, may implement to effect a reverse stock split. With respect to the election of directors, the two nominees who receive the most affirmative votes will be elected as Class III directors. The proposals to authorize the amendments to our certificate of incorporation require the affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of common stock outstanding and entitled to vote at the annual meeting. Under our bylaws and the Delaware General Corporation Law, shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Accordingly, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to the proposals to authorize the amendments to our certificate of incorporation to effect a reverse stock split and all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposals. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions (commonly referred to as "broker non-votes") will be counted as present for determining the presence of a quorum, will not affect the election of candidates receiving the most votes for director, but will count as votes against the proposals to authorize the amendments to our certificate of incorporation.

Voting

        You may attend the annual meeting and vote in person or, as a registered shareholder as of the record date, you may vote your shares by proxy, by mail or by telephone. To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please allow sufficient time for your proxy to be delivered before the close of business on May 20, 2003. You may vote by telephone 24 hours a day, 7 days a week until 12:00 midnight on May 20, 2003 by calling and using the procedure noted on the proxy card. These procedures are also available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        You will need proof of ownership of VIA shares as of the record date to be admitted into the annual meeting. If you bring a proxy card, a recent statement from a securities broker indicating your shareholding in VIA or a proxy from a securities broker if you hold your VIA shares through a broker, you will be admitted to the annual meeting.

        Shares represented by proxies in the form enclosed, if such proxies are properly signed and returned and not revoked, and shares properly voted by telephone, will be voted as specified. If you sign, date and return the proxy card without specifying your vote, your shares will be voted FOR the election of all nominees for director and FOR the authorization of the three proposed amendments to our certificate of incorporation effecting a reverse stock split of all the issued and outstanding shares of our common stock, par value $0.001 per share, without further approval of our shareholders.

        We know of no business other than the items described in this proxy statement to be transacted at the meeting. If other matters requiring a vote do arise, the persons named in the proxy will vote in accordance with their judgment on such matters. To be voted, proxies must be delivered to VIA's Secretary prior to the time of voting.

ELECTION OF DIRECTORS—PROPOSAL 1

Board of Directors

        VIA's bylaws provide that the number of directors constituting the board of directors will not be less than three nor more than fifteen, as fixed from time to time by the board of directors. In 2000, the board of directors fixed the number of directors at ten. Since then, the board has determined that it is in the best interests of VIA to gradually reduce the number of members on our board of directors. In March 2003, consistent with its objective, the board of directors reduced the number of directors to seven. Currently, there is one vacancy on our board of directors.

        Our board of directors is divided into three classes that have terms that expire in successive years. At each annual meeting of shareholders, directors will be elected for terms of three years each. The

Class III directors whose terms expire at the 2003 annual meeting are Steven C. Halstedt and John C. Steele. Our third Class III director, Gabriel A. Battista, resigned in January 2003. The board of directors has since reduced the size of the board to seven members, eliminating the seat held by Mr. Battista. The board of directors proposes that Messrs. Halstedt and Steele be re-elected as our Class III directors for a full term of three years and until their successors are duly elected and qualified. Each of the nominees has consented to serve another term as a Class III director.

Information about our Nominees and Directors

  Nominees for Election to the Board of Directors as Class III Directors

        Steven C. Halstedt, 57, served as chairman of VIA's board of directors from January 2002 to October 2002. Mr. Halstedt also served as a director of VIA from June 1997 to November 1999. Mr. Halstedt is a managing director of Centennial Ventures, which he co-founded in 1981. Mr. Halstedt is also a general partner of Centennial Holdings V, L.P. and a managing principal of Centennial Holdings VI, LLC. Mr. Halstedt is a member of the board of directors of Raindance Communications, Inc., a publicly traded company listed on the Nasdaq National Market, and of Panasas, Inc, a privately held company. Mr. Halstedt received a B.S. with Distinction in Management Engineering from Worcester Polytechnical Institute. He also received an M.B.A. from The Amos Tuck School of Dartmouth College, where he was an Edward Tuck Scholar. Mr. Halstedt is a member of the Board of Trustees of Worcester Polytechnical Institute and serves on the Board of the National Venture Capital Association.

        John C. Steele, 60, serves as chairman of the advisory board of Accenture HR Services a publicly traded company and as chairman of the board of Internet Designers Limited, a privately held systems integration and e-gaming solutions company. Mr. Steele is also a council member of the Arbitration and Conciliation Service in the United Kingdom. Mr. Steele worked with British Telecommunications Plc from 1989 through 2002 where he served as group personnel director and a member of the company's executive committee.

        The board of directors recommends that shareholders vote "FOR" the election of Messrs. Halstedt and Steele as Class III Directors.

  Class I Directors Remaining in Office and Not Standing for Election in 2003

        Stephen J. Eley, 43, has served as a director of VIA since April 1999. Mr. Eley has been a general partner since January 1990 of each of BCI Growth III, IV and V, private equity funds focused on providing growth capital to private and public companies. Prior to joining BCI, Mr. Eley was employed by AMEV Holdings/Venture Management, a venture capital firm, in New York from 1986 to 1989 and by Peat Marwick Mitchell & Co., an accounting and consultant firm, from 1983 to 1986. Mr. Eley serves on the board of directors of Piedmont Television Holdings, LLC, BullsEye Telecom, Inc., Catamount Holdings, LLC and as the chairman of the board of Asset Management Outsourcing, Inc., all of which are privately-held companies. Mr. Eley received a B.S. in accounting from the University of Rhode Island.

        Michael McTighe, 49, joined VIA in June 2002 and was elected as chairman in October 2002. Prior to joining VIA, Mr. McTighe was chief executive officer of Carrier1. Before Carrier1, Mr. McTighe served as executive director and chief executive, Global Operations for Cable & Wireless plc. He has also served as president and chief executive officer of Philips Consumer Communications LLP, spent five years with Motorola with responsibilities for Europe and Asia and worked for 10 years with GE in various European markets. Mr. McTighe serves on the board of directors of Alliance & Leicester, plc and Pace Micro Technology plc, both of which are publicly traded companies. Mr. McTighe also serves on the board of directors for London Metals Exchange Holdings Ltd., Red M

Communications Ltd. and Eniton S.A. all of which are privately-held companies. Mr. McTighe holds a B.S. in Electronic Engineering from University College in London.

        Rhett Williams, 46, joined VIA in November 2002 as chief executive officer and a director of the board. Prior to joining VIA, Mr. Williams was executive vice president and chief marketing officer of KPNQwest from April 1999 to June 2002. Before KPNQwest from November 1993 to March 1999, Mr. Williams was senior vice president for Corporate Accounts at KPN Telecom. Previously, he held several key senior management positions with AT&T in the U.S. and Europe, including AT&T's joint venture AT&T-Unisource Communication Services, as its managing director, Multinational Accounts. Mr. Williams holds degrees in Business Administration, Economics and International Affairs, earned in Switzerland and the U.S. He is fluent in English, French and Dutch.

  Class II Directors Remaining in Office and Not Standing for Election in 2003

        Erik M. Torgerson, 37, has served as a director of VIA since May 1999 and as chairman of its audit committee since October 1999. Since 1993, he has been a general partner of Norwest Equity Partners, a venture capital firm. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was employed by Arthur Andersen & Co., an accounting and consulting firm, in the financial consulting and audit practice. Mr. Torgerson currently serves on the board of directors at Butlernetworks A/S, Diveo Broadband Networks, Inc., and Peoplenet Communications, all of which are privately-held companies. Mr. Torgerson is a C.P.A. (inactive). He received his B.S. degree from the University of Minnesota and his M.B.A. from the University of Iowa.

        Some of our directors became directors as a result of board designation rights we granted to some of our shareholders prior to our initial public offering. Specifically:

  (1)
  Mr. Eley was the director designee of BCI Growth V, LLC

  (2)
  Mr. Halstedt was the director designee of Centennial Fund VI, L.P.

  (3)
  Mr. Torgerson was the director designee of Norwest Equity Partners, LLC

        These board designation rights terminated as of our initial public offering. There are no family relationships among any of our directors or executive officers.

        Since VIA's 2002 annual meeting of shareholders five directors have resigned from VIA's board of directors. Mr. William Johnston resigned as a Class I director effective September 18, 2002, Mr. Adam Goldman resigned as a Class II director effective September 23, 2002 and Mr. John Puente resigned as a Class III director effective September 18, 2002. Mr. Gabriel Battista resigned as a Class III director effective January 13, 2003. Mr. Karl Maier resigned as a Class II director effective March 31, 2003 in connection with his departure from the management of the Company.

Compensation of Directors

        Prior to January 2003, each of our independent directors, who was not an employee of VIA or was not, prior to our initial public offering, a board designee of one of our shareholders, received an annual fee of $5,000 for serving on our board plus $1,000 for each regularly scheduled meeting attended and $500 for each special meeting and each committee meeting attended. In addition, each of these directors, upon joining our board, received an option to purchase up to 100,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. These options typically vested over three years. In addition, prior to our initial public offering, independent directors received the right, granted under the earlier version of our Key Employee Equity Plan described below, to purchase up to 50,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant. In 2002, Messrs. Battista and Puente, both of whom have since left the board of directors, and Mr. McTighe, through September 1, 2002, were the only directors who received compensation in accordance with this policy. All of our directors, including those who did not otherwise receive compensation for serving on our board of directors, were reimbursed for travel and other expenses relating to attendance at meetings of the board of directors or committees of the board of directors.

        On September 26, 2002, the board of directors adopted a new compensation policy for members of our board of directors. Except as noted below, beginning in 2003, each non-executive director is entitled to an annual retainer of $12,000 and a fee of $1,000 for each committee meeting in excess of the first six meetings attended by a director during the year. The policy provides that all directors who are employees or partners of shareholders whose beneficial ownership in VIA exceeds 5% of the total number of outstanding shares of VIA common stock shall receive all cash compensation in shares of VIA common stock, valued as of January 1st of the relevant year. This currently applies to Messrs. Halstedt and Torgerson. The annual retainer is payable only if the director attends at least 50% of all board meetings during a calendar year. Upon joining the board, each non-executive director receives a one-time grant of options to purchase up to 100,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant and annual grants of options to purchase up to 25,000 shares of our common stock. Under the policy, these options will vest over three years; however, in recognition of their past service, the options granted to Messrs. Battista, Torgerson and Eley provided for accelerated vesting, one-half of the shares subject to the option vested immediately, with the balance of the shares subject to the option vesting over three years.

        Under the new policy, the chairman of the board receives an annual fee of $10,000 and the chairman of the audit committee receives a supplemental annual fee of $5,000. Audit committee members also receive additional annual grants of options to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant.

        Mr. Steele joined our board of directors in October 2002, at which time he began receiving benefits under our new compensation policy.

        In September 2002, prior to the adoption of the new policy, the board of directors approved and authorized the Company to enter into an agreement with Mr. McTighe, who agreed to serve as Chairman of VIA's board of directors and to devote one day per week to support VIA's management team, in addition to his services as Chairman. Under this agreement, VIA agreed to pay Mr. McTighe total compensation in the amount of £60,000 per annum, of which £42,552.50 relates to his consulting services and the balance for his service as chairman and on the board of directors. In connection with his dual role, Mr. McTighe also received an option grant to purchase up to 250,000 shares of VIA common stock. Further details of this agreement are described under the section entitled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements." In 2002, Mr. McTighe did not receive any further compensation outside of that which he received under the agreement and under the former compensation policy.

Our Confidentiality Policy and our Directors

        Because in the past certain of our directors have served as executive officers or directors of companies that may compete with us, we adopted a policy on confidentiality to protect our confidential information and prevent our directors from facing conflicts of interest that they may not be able to resolve. Under this policy, our directors are not required to bring to our attention any information about potential acquisitions of Internet services providers and other related services providers of which they become aware exclusively through their affiliations with, or membership on the boards of directors of, other specified companies, and we do not consider this type of opportunity to constitute a corporate opportunity of ours. In addition, under this policy, our directors are required to maintain the confidentially of our financial and operating information.

Board Committees and Meetings

        During the fiscal year ended December 31, 2002, our board of directors held eleven regularly scheduled meetings and three special meetings. All incumbent directors attended or participated in more than 75% of the aggregate number of the meetings of the board of directors and committees on which they served. In 2002, the board had standing audit, compensation, executive, finance, and nominating and corporate governance committees. The executive committee was dissolved in August 2002. The current membership of each committee of the board is noted in the chart below.

Board of Directors Committee Membership

Board Member	Term Expiring	Audit	Compensation	Finance	Nominating/ Corporate Governance
Stephen Eley	2004	M	M
Steven Halstedt	2003		M	C
Michael McTighe	2004	M		M	M
John Steele	2003		C		C
Erik Torgerson	2005	C			M
Rhett Williams	2004			M

C = Chair

M = Member

        Audit Committee.    The audit committee recommends independent auditors for approval and appointment by our board of directors and monitors the independence and performance of the independent auditors. The audit committee also assists the board by monitoring the integrity of our financial statements and reviewing our compliance with legal and regulatory requirements and overseeing our internal control practices. The audit committee met on twenty-seven occasions during 2002.

        Compensation Committee.    The compensation committee oversees compensation policies of VIA and its subsidiaries. The oversight responsibilities of the committee include: consulting with the chief executive officer to establish guidelines and policies for all executive compensation plans, annual review and determination of the material elements of the chief executive officer's compensation, review of the material elements of all other senior executive officers' compensation, review and approval of senior management base salaries that exceed $200,000, review and approval of yearly corporate goals and administration of our employee stock option plans. The compensation committee held nine meetings during 2002.

        Executive Committee.    Prior to its dissolution in August 2002, the executive committee was responsible for consulting, advising and aiding the officers of the Company with the management, strategic direction and other important matters of the Company and generally acting in the stead of the board of directors between regularly scheduled board meetings. The executive committee was established in January 2002 and met on fourteen occasions during 2002.

        Finance Committee.    The finance committee provides direction and advice to the officers of the Company with respect to strategic business combinations, merger and acquisition opportunities and financial policies of the Company. The finance committee also undertakes other specific activities as expressly delegated by the board of directors. The finance committee met on six occasions during 2002.

        Nominating and Corporate Governance Committee.    In September 2002, the board of directors reconstituted its nominating committee into a nominating and corporate governance committee to specifically consider and oversee corporate governance matters. The nominating and corporate governance committee is responsible for providing oversight and direction on matters relating to the composition and operation of the board of directors (including board member qualification standards), the committees of the board of directors, and the establishment of a set of corporate governance principles and codes of ethical conduct. The committee also provides assistance to the board of directors and the chairman in other areas of corporate governance issues, including committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors and management (including the chief executive officer position) and oversight of senior management searches. The nominating and corporate governance committee also will consider as nominees for director persons recommended by the shareholders of the Company. Such recommendations should be sent to the Company in accordance with the instructions found below under "Shareholder Proposals for the 2004 Proxy Statement." The nominating and corporate governance committee met once during 2002.

AUDIT COMMITTEE REPORT

        The audit committee of the board of directors is composed entirely of non-employee directors: Messrs. Torgerson, McTighe and Eley. The board of directors has determined that Messrs. Torgerson and Eley are independent, as defined in Rule 4200 of the Nasdaq Stock Market listing standards. Because of Mr. McTighe's consultancy agreement with the Company, the board has determined that he is not independent within the meaning of Nasdaq's rules. However, the board has determined that Mr. McTighe's current membership on the audit committee is required in the best interests of the Company and its shareholders, given Mr. McTighe's business experience and in-depth understanding of the Company's business, and Nasdaq's requirement that the audit committee consist of at least three members. In compliance with new Securities and Exchange Commission Rules required by the Sarbanes-Oxley Act, Nasdaq has proposed rules to go into effect in 2004 that would prohibit Mr. McTighe from serving on the Company's audit committee as a result of his consultancy agreement with the Company. The Company is actively engaged in a search for an additional board and audit committee member who would be independent within the meaning of Nasdaq's rules. The audit committee's responsibilities are described under the caption "Board Committees and Meetings" under "Election of Directors—Proposal I" above in this proxy statement. Further detail on the audit committee's responsibilities is set forth in the audit committee charter adopted by the board of directors in November 2000, a copy of which was included in VIA's proxy statement for the 2001 annual meeting.

        The audit committee, with the full authority of the board of directors, participated in and approved the decision to change independent accountants in 2002. Effective as of September 26, 2002, the audit committee engaged Deloitte & Touche to serve as the Company's independent public accountants for the remainder of 2002 and to conduct the audit of its consolidated financial statements for the year ending December 31, 2002.

        The audit committee has reviewed and discussed with VIA's management and independent auditors the audited financial statements contained in the 2002 annual report on Form 10-K filed with the Securities and Exchange Commission. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for opining on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

        The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the audit committee received the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees, has discussed with the independent auditors the auditors' independence from the Company and its management and has considered the compatibility of non-audit services with the auditor's independence. The audit committee also discussed and approved the Company's critical accounting policies.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The audit committee also made its recommendation to the board of directors on the selection of VIA's independent auditors.

Submitted by the Audit Committee
Erik Torgerson, Chairman Stephen Eley Michael McTighe

REPORT OF THE COMPENSATION COMMITTEE

        The compensation committee of the board of directors has provided the following report on executive compensation for fiscal year 2002. The compensation committee members are Messrs. Steele, Eley and Halstedt, all of whom are non-employee directors.

Compensation Philosophy

        The compensation committee is responsible for administering our stock option plans, including our 1998 Option Plan and our amended KEEP, establishing overall compensation for our chief executive officer and reviewing compensation policies for our senior executive officers, including our named executive officers.

        VIA's compensation policies are intended to create appropriate incentives to motivate our employees to achieve corporate goals and to ensure our future success. The compensation committee supports these policies by ensuring that our executive officers receive competitive compensation packages that recognize the contributions each executive makes to VIA's performance.

        VIA has structured its compensation packages for executive officers to include three main components: base salary, performance bonus and stock option grants. The compensation committee believes these three components are necessary and will enable the Company to attract and retain highly qualified executive officers in the competitive technology industry.

        Base salary.    The initial base salary for each executive officer is based on negotiations with the individual taking into account market conditions, salary history and compensation levels of other executive officers having equivalent responsibility within the Company. The base salary of each executive officer is reviewed at his or her anniversary hire date for merit increases up to a certain percentage of the base salary and for market adjustments. Merit increases are determined primarily based upon each executive's contributions toward the Company's success and his or her achievements within the executive's functional area during the prior twelve month period. The compensation committee reviews and approves recommendations for merit and market adjustment increases made by VIA's chief executive officer.

        Performance Bonus.    For 2002 and prior years, all executive officers were eligible for an annual performance bonus, up to a specified percentage of their base salary. The determination of performance bonuses for each executive officer, other than the chief executive officer, generally was based partly on achievement of personal goals agreed upon between the executive and his or her supervisor, taking into account the executive's functional responsibilities within the Company, and partly on VIA's achievement of corporate goals. The corporate goals component of the performance bonus was based on the financial and business goals for VIA as a whole, established during the first quarter of the fiscal year. After the conclusion of the fiscal year, the compensation committee reviewed and reported to the full board of directors the extent to which the corporate goals had been met. The compensation committee also approved performance bonuses to be paid to VIA's senior executive officers based on recommendations of VIA's chief executive officer, other than with respect to his own bonus, which take into account the Company's success in meeting corporate goals and his assessment of each senior executive's success in meeting personal goals. The bonus for the chief executive officer is based entirely on VIA's performance with respect to the corporate goals.

        In the first quarter of 2003, the board of directors, upon the recommendation of the compensation committee, approved a new bonus policy for all employees, including executive officers. Under the policy, personal and corporate performance will now be reviewed and bonuses will now be paid on a semi-annual basis rather than annually. In addition, the new policy modified the allocable percentage of bonus eligibility weighting between achievement of personal goals and corporate goals, directing a higher percentage weighting toward the achievement of corporate goals for senior executives.

        During 2002, each of Mr. Williams and our other executive officers listed in our Summary Compensation Table below, whom we refer to as our named executive officers, were eligible for a bonus of up to a specific percentage of their base salaries. The compensation committee met on March 19, 2003 and determined that VIA had achieved, and approved a determination of performance for the corporate goals of, approximately 100% of the agreed targets. Subsequent to the end of 2002, Mr. Maier left the Company. Prior to his departure, VIA entered into an Employment Separation Agreement and Release with Mr. Maier. Under the agreement Mr. Maier received a bonus for 2002 in accordance with the terms of his Employment Agreement dated as of June 24, 2002 ("Employment Agreement") and VIA's bonus policy in effect for 2002. Mr. Maier also received a bonus payment for the first three months of 2003. Further information about this Employment Separation Agreement can be found under the section entitled "Employment Agreements and Terminations of Employment and Change in Control Arrangements" below in this proxy statement. The performance bonus amounts for fiscal years 2002, 2001 and 2000 for Messrs. Williams, Maier and D'Ottavio and each of our other named executive officers are set forth in the Summary Compensation Table in this proxy statement.

        Stock option grants.    The compensation committee receives the recommendation of the chief executive officer for initial stock option grants for all executive officers in connection with commencement of their employment. Executive officers are typically eligible for additional grants of options in recognition of extraordinary individual performance, promotion, and in connection with a broad based general distribution of options to employees in recognition of superior performance of the Company. The compensation committee is responsible for approving all such subsequent grants based on the recommendation of the chief executive officer.

        Income Tax Considerations.    Under Section 162(m) of the Internal Revenue Code of 1986 and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the Company's five most highly compensated executive officers. However, certain performance-based compensation, including stock option grants, is excluded from the $1 million limit if the requirements of Section 162(m) are met. Stock option grants awarded to the Named Executive Officers is intended to be deductible under Section 162(m). The Compensation Committee intends to structure performance-based compensation in the form of stock option grants to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

Chief Executive Officer Compensation

        In January 2002, Mr. David D'Ottavio left the Company. After consultation with outside counsel and executive search professionals, the compensation committee approved the final terms of the Employment Separation Agreement with Mr. D'Ottavio, which included a severance payment, modified treatment of the option grants previously awarded to Mr. D'Ottavio, and other compensatory items. In January of 2002, the board of directors appointed Mr. Karl Maier as acting chief executive officer of the Company. Mr. Maier's compensation, which was based on a six-month contract, was adopted and approved by the compensation committee. In negotiating the agreement with Mr. Maier, the committee considered the requirements and circumstances of the Company, the experience and track record of Mr. Maier, the temporary nature of his appointment and market conditions. In June 2002, after Mr. Maier introduced a strategic turnaround plan and began implementation of the plan, the board of directors engaged in discussions with Mr. Maier to continue to serve with the Company in the role as acting chief executive officer. As a result of these discussions, VIA entered into a new employment agreement with Mr. Maier, which provided for a new compensation package. In determining the appropriate compensation under this new agreement, the compensation committee considered the achievements of Mr. Maier, the financial situation and operating requirements of the Company and market conditions. Subsequent to the end of 2002, in February of 2003, the compensation committee approved the final terms of the Employment Separation Agreement negotiated with Mr. Maier as described above.

        Further information relating to the Employment Agreement and Employment Separation Agreement between VIA and Mr. Maier can be found under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" below in this proxy statement.

        Mr. Rhett Williams joined the Company in November 2002 as chief executive officer. Mr. Williams may also from time to time serve as a director, officer or employee of any subsidiary of the Company. The compensation committee considered Mr. Williams' background and experience, met with him prior to his joining VIA and reviewed his expressed salary requirements. Having reviewed current market and peer comparables and other factors, the committee has determined that Mr. Williams' salary and other material elements of his compensation package are appropriate for the industry and acceptable to the Company for fiscal year 2003. As noted below, a substantial portion of Mr. William's total compensation is based upon the achievement of the Company's financial and non-quantitative corporate objectives.

        As part of his compensation package, Mr. Williams is eligible for an annual bonus up to a maximum of 50% of his base salary. In addition, if Mr. Williams substantially exceeds his bonus targets, he will be eligible for a supplemental bonus, in the discretion of the board of directors, up to a maximum of an additional 25% of his salary. Determination of Mr. Williams' annual bonus is based solely on the Company's achievement of the corporate goals established by the compensation committee for each fiscal year to ensure that Mr. Williams' compensation is aligned with achievement of the Company's goals. The prorated bonus awarded to Mr. Williams for 2002 is noted in the Summary Compensation Table in this proxy statement. The compensation committee also awarded him stock options in October 2002 and March 2003 pursuant to certain terms of a Service Agreement between the Company and Mr. Williams, dated October 30, 2002.

        Further information relating to the Service Agreement between VIA and Mr. Williams can be found under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" below in this proxy statement.

Submitted by the Compensation Committee
John Steele, Chair Stephen Eley Steven Halstedt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our compensation committee has been employed by or served as an officer of VIA or our subsidiaries, or has had any relationship requiring disclosure in "Related Transactions."

STOCK PERFORMANCE GRAPH

        The graph below shows the performance of the Company's common stock assuming $100 invested on February 11, 2000 together with the performance of the Nasdaq U.S. and Foreign Stock Index and the Nasdaq Telecommunications Index® over the period beginning on the date of our initial public offering on February 11, 2000 through the end of fiscal year 2002.

Comparison of Total Return from Date of Initial Public Offering through December 31, 2002

EXECUTIVE OFFICERS

        The following table shows information about each of our executive officers as of April 15, 2003.

Name	Age	Position
Rhett Williams	46	Chief Executive Officer
Michael Magluilo.	31	Vice President, Corporate Development
Rebecca Markovits	39	Vice President, Human Resources
Matt Nydell	43	Senior Vice President, General Counsel and Secretary
Fraser Park	39	Vice President, Chief Financial Officer and Treasurer
Dick Theunissen	33	Vice President, Product Marketing and Management
Raymond Walsh	37	Senior Vice President, Technology and Operations
Keith Westcott	46	Vice President, Indirect Sales

        Rhett Williams (please see biographical information under Proposal 1 above).

        Michael Magluilo joined VIA in April 2002 as Vice President, Corporate Development. Prior to joining VIA, Mr. Magluilo served as Director, Corporate Development from May 2001 through December 2001 with HRZ Communications where he was responsible for business plan development and implementation of the Company's acquisition strategy. From January 2000 through February 2001, Mr. Magluilo was with Level 3 Communications where he served as Vice President of Corporate Development for North America responsible for the Company's strategic planning, strategic investment and capital allocation processes. Previously from June 1997 through January 2000, Mr. Magluilo served as Vice President, Investment Banking for Daniels & Associates, L.P. Mr. Magluilo holds a B.S. in Finance from the University of Illinois at Urbana-Champaign.

        Rebecca Markovits joined VIA in June 2002 as Vice President, Human Resources. Prior to joining VIA, Ms. Markovits headed up the global human resources group at KPNQwest from February 1998 through May 2002. Previously Ms. Markovits served in Human Resource management positions at ITT World Directories.

        Matt Nydell has been with VIA since August 1998. He has served as VIA's Senior Vice President, General Counsel and Secretary since April 2002. From August 1998 to April 2002, he served as VIA's Vice President, General Counsel and Secretary. From November 1996 to August 1998, he was Director, Ventures and Alliances for MCI Communications Corporation, a telecommunications company, where he oversaw MCI's interest in Concert Communications Company, an international telecommunications joint venture with British Telecommunications. From June 1994 to November 1996, he was Senior Counsel in MCI's Mass Market's legal group. Prior to joining MCI, Mr. Nydell was an attorney with the Washington office of law firm Donovan Leisure Newton and Irvine. Mr. Nydell received a J.D./M.A., foreign affairs, from the University of Virginia, and a B.A., with honors, in Philosophy from Bucknell University.

        Fraser Park joined VIA as its Vice President, Chief Financial Officer and Treasurer in January 2003. Mr. Park served from November 2001 through August 2002 as chief financial officer of RiverSoft plc, a publicly-listed software company where he led the reorganization of the business and its subsequent sale to a trade competitor. Previously, from August 1999 through June 2001 he served as chief financial officer at Nettec plc where he led the company's successful IPO on the London Stock Exchange in April 2000. From 1996 to 1999, Mr. Park worked for the strategic management consultancy, McKinsey, as an engagement manager, before which he held senior financial roles at The

Stanley Works on both a national UK and European level. Mr. Park holds a BA (Hons) in Accountancy and Finance from Strathclyde University, Scotland, and qualified as a chartered accountant in 1988.

        Dick Theunissen joined VIA in December 2002 as its Vice President, Product Marketing and Management. Prior to joining VIA, Mr. Theunissen served as Vice President Product Management at KPNQwest from 1999 to 2002. Previously. Mr. Theunissen held several positions with KPN. Mr. Theunissen holds a Master of Science degree in Economics for the Erasmus University Rotterdam, The Netherlands.

        Raymond Walsh has served as VIA's Senior Vice President, Technology and Operations since June 2002. Prior to joining VIA, Mr. Walsh served as Senior Vice President of Operations and CIO at KPNQwest from February 1999 to June 2002. In addition, Mr. Walsh served in various technology and operational management positions at Qwest, LCI International and WilTel. Mr. Walsh holds a B.S. in Management Science and Computer Systems from Oklahoma State University.

        Keith Westcott joined VIA in December 2002 as Vice President, Indirect Sales. From May 2002 through December 2002, Mr. Westcott was a management consultant for various small to mid sized enterprises in the United Kingdom. Mr. Westcott served from March 1999 through May 2002 as Managing Director for KPNQwest UK & Ireland. Prior to this position, from February 1998 through March 1999, he was Marketing Director of Guardian IT, Plc, a business continuity and disaster recovery company listed on the London Stock Exchange. He also served as Group Marketing Director for ICL, a wholly owned subsidiary of Fujistu Ltd for a period of one year. Previously Mr. Westcott held pan-European sales and marketing roles in the information technology, telecommunications and Internet sectors, including positions with AT&T, Olivetti and Data General. Mr. Westcott earned a diploma in Industrial Design from Exeter College of Art.

EXECUTIVE COMPENSATION

        The following table presents a summary of compensation paid with respect to the past three fiscal years to each of our chief executive officers during 2002 and the four executives most highly compensated during 2002, all of whom we refer to as our named executive officers.

Summary Compensation Table

				Long Term Compensation
		Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation
	Year	Salary	Bonus
Rhett Williams(1) Chief Executive Officer	2002	$72,333	$109,688	1,000,000	$31,094	(2)
David M. D'Ottavio(3) Chief Executive Officer	2000 2001 2002	$331,242 349,999 21,875	$175,000 87,500 —	— 200,000 —	328,125	(4)
Karl A. Maier(5) Acting Chief Executive Officer, Chief Operating Officer and President	2002	$310,384	$210,000	370,000	$53,832	(6)
Matt S. Nydell Senior Vice President, General Counsel and Secretary	2000 2001 2002	$165,000 203,583 218,151	$98,300 58,785 109,688	56,250 110,000 150,000	$3,902	(7)
Raymond Walsh(8) Senior Vice President, Technology and Operations	2002	$113,788	$63,984	250,000	$51,458	(9)
Michael Magluilo(10) Vice President, Corporate Development	2002	$121,042	$56,875	150,000	$17,216	(11)
Rebecca Markovits(12) Vice President, Human Resources	2002	$85,088	$41,055	150,000	$9,572	(13)
E. Benjamin Buttolph(14) Vice President, Chief Financial Officer and Treasurer	2002	$154,583	$96,062	105,000	—

(1)
Mr. Williams joined VIA on November 1, 2002. See section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" for further information.

(2)
This amount represents payments of $94 made on behalf of Mr. Williams for life insurance and $3100 for car allowance.

(3)
Mr. D'Ottavio left VIA in January 2002.

(4)
This amount represents payments paid to Mr. D'Ottavio upon his separation from VIA in January 2002.

(5)
Mr. Maier joined VIA on January 21, 2002 and left VIA in March 2003. See section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" for further information.

(6)
This amount represents payments of $909 made on behalf of Mr. Maier for life insurance, $50,736 for expatriate compensation under the Company's foreign assignment policy and $2,187 Company matching funds in the 401(k) plan.

(7)
This amount represents payments of $698 made on behalf of Mr. Nydell for life insurance and $3,204 Company matching funds in the 401(k) plan.

(8)
Mr. Walsh joined VIA on June 10, 2002.

(9)
This amount represents payments made on behalf of Mr. Walsh for expatriate compensation under the Company's foreign assignment policy.

(10)
Mr. Magluilo joined VIA on April 1, 2002.

(11)
This amount represents payments of $304 made on behalf of Mr. Magluilo for life insurance and $16,912 for expatriate compensation under the Company's foreign assignment policy.

(12)
Ms. Markovits joined VIA on June 10, 2002.

(13)
This amount represents payments of $9,572 made on behalf of Ms. Markovits for car allowance.

(14)
Mr. Buttolph left VIA in October 2002. See section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements" for further information.

        1998 Stock Option and Restricted Stock Plan.    In 1998 we adopted the Amended and Restated 1998 Stock Option and Restricted Stock Plan (the "1998 Option Plan"), which allows us to issue restricted shares of our common stock or options to purchase shares of our common stock. The total number of shares of our common stock available for issuance under the 1998 Option Plan is 9,200,000, no more than 125,000 of which may be issued in the form of restricted common stock. No person may be granted more than 125,000 shares of restricted stock or options to purchase more than 1,000,000 shares of stock in any calendar year.

        The 1998 Option Plan is administered by the compensation committee. Except as described in the plan, our compensation committee determines the grantees, the type of grant, number of shares subject to each grant, and the term, exercise price, and vesting schedules for each grant. All of our employees are eligible to participate under the 1998 Option Plan. The maximum term of options granted under the 1998 Option Plan is ten years plus one month.

        Options to purchase 7,273,546 shares of common stock were issued and outstanding under the 1998 Option Plan as of April 1, 2003. All of these options are subject to vesting requirements based on continued employment, typically vesting over four years. Option agreements governing options granted to VIA employees generally provide for the acceleration of the vesting period if there is a change of control of VIA in which we are not the surviving company, except if the surviving company assumes the obligations under existing option grants, an equivalent and substitute option in stock in the surviving company is provided, or VIA's board of directors determines that the change of control will not trigger accelerations of the options. Options granted prior to our initial public offering on February 11, 2000 have an exercise price equal to what the board of directors determined the fair market value of the common stock to be on the date of the grant. Options granted after the date of our initial public offering have an exercise price equal to the closing price for our stock on the Nasdaq SmallCap Market® on the last trading day immediately prior to the date of grant.

        Amended and Restated Key Employee Equity Plan.    During 1998, the Company adopted the V-I-A Internet Inc. Key Employee Equity Plan (the "KEEP"), an incentive plan to attract and retain qualified officers, key employees, directors and other persons at VIA and our operating companies. The KEEP provides for the granting of stock options to key employees of VIA. Rights are granted with an exercise price as determined by the Company's board of directors. As of December 31, 2000, the Company had reserved 800,000 common shares for issuance under the KEEP. On August 9, 2001, VIA amended the KEEP to permit, among other things, grants of non-incentive stock options to employees, consultants or advisors, other than to directors and officers, of VIA. Options granted under the amended KEEP will vest over such periods as may be determined by the board of directors and will generally have an exercise price equal to the closing price for our stock on the Nasdaq SmallCap Market® on the last trading day immediately prior to the date of grant. As of December 31, 2002, the Company had reserved 214,517 common shares for issuance under the amended KEEP. No options awards were made under the amended KEEP in 2002.

        Our compensation committee, which administers the amended KEEP, has full power and final authority to designate the grantees, to determine the number of purchase options awarded and to determine the terms and conditions relating to the vesting, exercise, transfer or forfeiture of the grant, including the exercise price.

Option Grants in Last Fiscal Year

        The following table provides information relating to options to purchase common stock we granted our named executive officers during the year ended December 31, 2002. The percentages in the table below are based on the options to purchase shares of our common stock we granted under our 1998 Option Plan in the year ended December 31, 2002. Except as noted, the options described in the table below become exercisable over periods of from one to four years and have a term of ten years. The three separate options to purchase up to 10,000 shares granted to Mr. Buttolph and the option to purchase up to 10,000 shares granted to Mr. Maier vested immediately and have a term of three years from the date of grant. The option to purchase up to 100,000 shares granted to Mr. Maier has a term of three years and vested in three equal installments on the 30th 60th and 90th day after the date of the grant. The option to purchase up to 75,000 shares granted to Mr. Buttolph has a term of three years and vested ninety days after the date of grant. The option to purchase up to 150,000 shares granted to Mr. Nydell vested immediately and has a term of ten years. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the relevant term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimates of future stock price growth.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Rhett Williams	1,000,000	29.90%	0.54	10/31/12	297,717	733,292
Karl Maier	100,000 10,000 240,000	10.46%	0.99 0.63 0.83	01/21/05 05/21/05 07/01/05	10,148 646 20,418	20,790 1,323 41,832
David D'Ottavio	—	—	—	—	—	—
Matt Nydell	150,000	4.48%	0.56	10/30/12	46,312	114,068
Raymond Walsh	250,000	7.47%	0.63	06/09/12	86,834	213,877
Michael Magluilo	150,000	4.48%	0.66	05/10/12	54,581	134,437
Rebecca Markovits	100,000	2.99%	0.78	6/16/12	43,004	105,920
E. Benjamin Buttolph	75,000 10,000 10,000 10,000	3.14%	0.78 0.71 0.65 0.59	04/14/05 08/14/05 09/14/05 10/14/05	5,996 728 666 605	12,285 1,491 1,365 1,239

Option Exercises and Fiscal Year-End Option Values

        None of our named executive officers exercised any stock options during 2002. The following table presents summary information with respect to stock options owned by our named executive officers at December 31, 2002. We have calculated the value of unexercised in-the-money options based on the closing price of the stock on the Nasdaq SmallCap Market® on December 31, 2002 of $0.68 per share. The actual value of the stock options will depend upon the market value of the shares that can be purchased under the option at a future date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of securities underlying unexercised options at December 31, 2002		Value of unexercised in-the-money options at December 31, 2002
	Number of shares acquired on exercise
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rhett Williams	—	—	0	1,000,000	—	140,000
Karl Maier	—	—	220,000	130,000	500	—
David D'Ottavio	—	—	500,000	0	—	—
Matt Nydell	—	—	543,742	108,568	18,000	—
Raymond Walsh	—	—	—	250,000	—	12,500
Michael Magluilo	—	—	—	150,000	—	3,000
Rebecca Markovits	—	—	—	100,000	—	—
E. Benjamin Buttolph	—	—	—	—	—	—

Employment Agreements and Terminations of Employment and Change-in-Control Arrangements

        In October 2002 VIA negotiated a service agreement with Mr. Williams in connection with his employment as chief executive officer beginning November 18, 2002. The agreement provides for Mr. Williams to receive an annual base salary of not less than £280,000. He is also eligible to receive an annual bonus of up to 50% of his base salary which may be increased up to a maximum of 75% of his base salary at the discretion of the board of directors, if Mr. Williams significantly exceeds the corporate goals as set by the compensation committee. Mr. Williams is entitled to receive retirement benefits under VIA's 401(k) plan, or, if the Company's 401(k) plan does not permit Mr. William's participation due to his location outside of the United States or the nature of the plan, then he may receive retirement benefits through a private pension with a maximum contribution by VIA of 6% of his base salary. Under the service agreement, Mr. Williams is entitled to receive grants of options to purchase an aggregate of 1,200,000 shares of the Company's common stock. The agreement may be terminated by either VIA or Mr. Williams by giving six-months written notice. If VIA terminates the agreement, Mr. Williams will receive a severance payment in an amount equal to one-year's base salary and reimbursement of reasonable relocation expenses or a lump sum equivalency.

        From January 2002 through June 2002 Mr. Maier was employed as VIA's acting chief executive officer under the terms of a six-month agreement as discussed in the Company's 2002 proxy statement under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements." In June 2002 VIA negotiated a new employment contract with Mr. Maier extending his employment with VIA. The agreement provided for Mr. Maier to serve in the senior executive positions of president and chief operating officer for a three-year period from June 24, 2003 and to continue in the position of acting chief executive officer until such time as the position was filled. Under the agreement, Mr. Maier was entitled to an annual base salary of not less than US$350,000. The agreement provided that Mr. Maier would be eligible to receive an annual bonus of up to 50% of his base salary which may be increased up to a maximum of 70% of his base salary at the discretion of the board of directors, if Mr. Maier significantly exceeded the goals as set by the compensation committee. The agreement further provided that, in connection with the Company's relocation of its corporate offices to Europe, Mr. Maier would relocate to the Company's corporate offices in the United Kingdom. In this regard, the agreement provided that Mr. Maier would receive expatriate benefits in accordance with the terms of VIA's Foreign Service Assignment policy. Under the agreement, VIA was entitled to terminate Mr. Maier's employment at any time after January 1, 2003 for any reason without cause, and with or without notice, upon payment of specified severance benefits.

        In February 2003 VIA negotiated a separation agreement with Mr. Maier. Under the terms of the separation agreement, Mr. Maier would be released from all his duties and responsibilities as president and chief operating officer by March 31, 2003, although he will remain an employee of VIA until June 30, 2003. The agreement provides that Mr. Maier will continue to receive his base salary and foreign service assistance payments until June 30, 2003. In addition, Mr. Maier is eligible to receive a bonus for achievement of certain goals established for him with respect to the first three months of 2003. Under the agreement, Mr. Maier will receive a severance amount of six-months' base salary and other continuing benefits under VIA's Foreign Service Assignment policy.

        In January 2002, Mr. D'Ottavio, entered into a separation agreement with VIA under the terms of an agreement which was described in the Company's 2002 proxy statement under the section titled "Employment Agreements and Terminations of Employment and Change-in-Control Arrangements."

        In connection with his continued employment with VIA as Senior Vice President, General Counsel and Secretary, VIA entered into an employment agreement with Mr. Nydell effective as of April 24, 2002. Under terms of the agreement, Mr. Nydell is entitled to an annual base salary of not less than $225,000 and he is eligible to participate in all bonus programs applicable to senior executives of the Company. The agreement provides that if Mr. Nydell is terminated without cause or if, after October 31, 2002, Mr. Nydell terminates his employment with VIA, he will be entitled to severance benefits consisting of: (a) one-year of his base salary, (b) continuation of health, dental, life accidental death and disability, and long- and short-term disability insurance for one-year or a lump sum payment in lieu of the coverage, and (c) a pro-rated bonus applicable to the calendar year when he is terminated. In addition, should Mr. Nydell be terminated by VIA without cause or should he terminate his employment with good reason, all stock options previously granted to Mr. Nydell shall be deemed fully vested on his termination date and the exercise period shall be extended to one year from the termination date.

        In connection with his appointment as chief financial officer, VIA entered into an employment agreement with Mr. Buttolph effective as of April 15, 2002. The agreement provided that Mr. Buttolph would serve as chief financial officer for a minimum period of six months. The agreement provided that after six months, Mr. Buttolph would either continue on as chief financial officer of VIA on a permanent basis on terms to be negotiated, the employment relationship arrangement would terminate, or VIA would renegotiate the terms under which he would continue his employment on a temporary basis. Under the agreement, Mr. Buttolph was entitled to a salary at an annualized rate of $265,000 and a one-time grant of stock options to purchase up to 75,000 shares of VIA's common stock. These options vested at the end of the 90th day of his employment and permitted Mr. Buttolph to exercise all vested options for a period of 36 months from the date of grant. Under his employment agreement, Mr. Buttolph was entitled to receive additional stock options to purchase up to 10,000 shares of stock, fully vested, for each one-month anniversary he remained employed as chief financial officer for VIA for longer than three months. Mr. Buttolph's employment agreement provided that he would be eligible to receive a bonus of up to 30% of his base salary, awarded upon achievement of certain performance objectives. In October 2002, Mr. Buttolph's employment agreement was extended on a month-to-month basis. The Company and Mr. Buttolph mutually agreed to terminate the relationship in November 2002.

        Consistent with prior practice for specified senior officers, all option agreements governing options granted to the chief executive officer and to each vice president reporting to the chief executive officer provide for the acceleration of the vesting period of the options if there is a "change of control" (as defined in the agreements) in which VIA is not the surviving company. However, the option agreements further provide that no acceleration of vesting will occur if the optionee continues with the surviving company in an equivalent position or role for a period of not less than one year.

OWNERSHIP OF SECURITIES

        The following table shows the number and percentage of outstanding shares of our common stock that were owned as of April 1, 2003 by:

  •
  each person who we know to be the beneficial owner of more than 5% of our outstanding common stock

  •
  each of our directors and named executive officers, and

  •
  all of our directors and executive officers as a group.

        As of April 1, 2003, there were 55,097,704 shares of voting common stock and 5,050,000 shares of non-voting common stock outstanding.

        The total number of shares of common stock outstanding used in calculating the percentage owned by each person includes the shares of common stock issuable upon conversion of our non-voting common stock or upon the exercise of options held by that person that are exercisable as of June 1, 2003.

        Unless indicated otherwise below, the address for our directors and officers is c/o VIA NET.WORKS, Inc., St. Giles House, 25 Kings Road, Reading, RG1 3AR United Kingdom. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Centennial Ventures(1)	8,445,589	15.3%
Norwest Equity Capital, LLC and related entity (2).	7,184,679	11.9
John E. Lindahl, George J. Still, Jr. and John P. Whaley (2)	7,184,679	11.9
Telecom Partners II, L.P., William J. Elsner and Stephen W. Schovee (3)	4,175,262	6.9
HarbourVest International Private Equity Partners III-Direct Fund L.P.(4)	3,833,334	6.4
Edward Kane and Brooks Zug (4)	3,833,334	6.4
Providence Equity Partners L.P. and affiliated entity (5)	3,433,333	5.7
David D'Ottavio	500,000	*
Karl A. Maier (6)	360,000	*
Matt S. Nydell (7)	645,826	*
Michael Magluilo (8)	40,625	*
Rebecca Markovits (9)	25,000	*
Ray Walsh (10)	62,500	*
Stephen J. Eley(11)	2,166,878	3.5
Steven Halstedt(1)	10,000	*
Erik M. Torgerson(12)	61,111	*
All directors and executive officers as a group (13 persons)(13)	898,183	*

*
Less than 1%.

(1)
Includes 4,105,806 shares held by Centennial Fund V, L.P., 3,626,542 shares held by Centennial Fund VI, L.P., 90,995 shares held by Centennial Entrepreneurs Fund VI, L.P., 172,000 shares held by Centennial Strategic Partners VI, L.P., 225,972 shares held by Centennial Holdings I, LLC, and 124,274 shares held by Centennial Entrepreneurs Fund V, L.P. Centennial Holdings V, L.P. is the sole general partner of Centennial Fund V and of Centennial Entrepreneurs Fund V and, accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. Centennial Holdings VI, L.P. is the sole general partner of Centennial Fund VI and of Centennial Entrepreneurs Fund VI and is the managing member of CSP VI Management LLC, the general partner of Centennial Strategic Partners VI, and accordingly, may be deemed to be the indirect beneficial owner of the shares of common stock they hold by virtue of its authority to make decisions regarding the voting and disposition of such shares. Except as provided above with respect to Centennial Holdings VI, LLC and Centennial Holdings V, L.P., none of the Centennial entities listed above has voting or investment power over the shares held by any other Centennial entity, and accordingly each entity disclaims beneficial ownership of such shares. Also includes 100,000 shares of common stock issuable upon the exercise of a warrant held by Steven Halstedt that is exercisable within 60 days. While this warrant is held in Mr. Halstedt's name, it is held for the benefit of certain Centennial entities that may be deemed the beneficial owner of this warrant. Mr. Halstedt disclaims beneficial ownership of the shares underlying the warrant. Mr. Halstedt is one of three general partners of Centennial Holdings V and one of the four managing principals of managing principals of Centennial Holdings VI. Acting alone, Mr. Halstedt does not have voting or investment power over any of these shares and, as a result, Mr. Halstedt disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address for each of the Centennial entities and Mr. Halstedt is 1428 Fifteenth Street, Denver, Colorado 80202.

(2)
This amount consists of 5,050,000 shares of common stock issuable upon the conversion of shares of non-voting common stock held by Norwest Equity Capital, LLC, 1,842,751 shares of common stock held by Norwest Equity Capital and 291,928 shares of common stock held by Norwest Venture Partners VI, L.P. As the managing member of Norwest Equity Capital, LLC, Itasca NEC, LLC has voting and investment power over the shares of stock held by Norwest Equity Capital and may therefore be deemed to be the beneficial owner of these shares. Messrs. Lindahl, Still and Whaley share voting and investment power over shares held by Norwest Equity Capital and may also therefore be deemed to beneficially own these shares. Itasca and each of Messrs. Lindahl, Still and Whaley disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest in them. In addition, Messrs. Still and Whaley share voting and investment power over shares beneficially owned by Norwest Venture Partners VI, and each disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. Mr. Torgerson does not have voting or investment power over any of these shares. The address for each of Norwest Equity Capital, Itasca, and Messrs. Lindahl and Whaley is 3600 IDS Center, 80 South 8th St., Minneapolis, Minnesota 55402. The address for Mr. Still is 525 University Avenue, Suite 800, Palo Alto, California 94301.

(3)
Mr. Elsner and Mr. Schovee may be deemed to share voting and investment power over these shares. Each of Messrs. Elsner and Schovee disclaims beneficial ownership over these shares except to the extent of his pecuniary interest in them. The address of Telecom Partners II, L.P., Mr. Schovee and Mr. Elsner is 4600 South Syracuse, Suite 1000, Denver, Colorado 80237.

(4)
Voting and investment power over these shares is held jointly by Mr. Edward Kane and Mr. Brooks Zug, the managing members of HarbourVest Partners, LLC, which is the managing member of HIPEP III—Direct Associates LLC, which in turn is the general partner of HarbourVest International Private Equity Partners III-Direct Fund L.P. Although Mr. William Johnston is a managing director and owner, or member, of HarbourVest Partners, LLC, Mr. Johnston is not a managing member of HarbourVest Partners, LLC and accordingly has no voting or investment power over these shares. Each of Messrs. Kane and Zug disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them. The address of HarbourVest International Private Equity Partners III and of Messrs. Johnston, Kane and Zug is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111.

(5)
Shares beneficially owned by Providence Equity Partners L.P. include 3,386,118 shares of common stock held by Providence Equity Partners L.P. and 47,215 shares of common stock held by Providence Equity Partners II L.P., an entity affiliated with Providence Equity Partners L.P. The address for Providence Equity Partners L.P. and Providence Equity Partners II L.P. is 50 Kennedy Plaza, 900 Fleet Center, Providence, Rhode Island 02903.

(6)
Includes 360,000 shares of common stock issuable upon the exercise of options held by Mr. Maier that will be exercisable as of June 1, 2003.

(7)
Includes 567,084 shares of common stock issuable upon the exercise of options held by Mr. Nydell that will be exercisable as of June 1, 2003.

(8)
Includes 40,625 shares of common stock issuable upon the exercise of options held by Mr. Magluilo that will be exercisable as of June 1, 2003.

(9)
Includes 25,000 shares of common stock issuable upon the exercise of options held by Ms. Markovits that will be exercisable as of June 1, 2003.

(10)
Includes 62,500 shares of common stock issuable upon the exercise of options held by Mr. Walsh that will be exercisable as of June 1, 2003.

(11)
Includes 2,063,148 shares held by BCI Growth V, L.P., 40,609 shares held by BCI Investors LLC, 2,010 held by Mr. Eley and 61,111 shares of common stock issuable upon the exercise of options held by Mr. Eley that will be exercisable as of June 1, 2003. Mr. Eley is a general partner of BCI Growth V and, as such, may be deemed to share voting and investment power over these shares. Mr. Eley disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(12)
Includes 61,111 shares of common stock issuable upon the exercise of options held by Mr. Torgerson that will be exercisable as of June 1, 2003.

(13)
Includes 898,183 shares of common stock currently held and issuable upon the exercise of options as of June 1, 2003 by our directors and executive officers.

REPORTING COMPLIANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain shareholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in our securities. Based on our review of Forms 3 and Forms 4 and amendments thereto, filed during the year ended December 31, 2002 and Forms 5 and amendments thereto filed with respect to the year ended December 31, 2002, and certain written representations, VIA does not believe that any of VIA's directors, officers or beneficial owners of more than 10% of our common stock failed to file a form or report a transaction on a timely basis, except that a Form 3 for Mr. Walsh was inadvertently filed late.

APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

        Our board of directors is seeking approval of three amendments to our Amended and Restated Certificate of Incorporation, as amended, to effect three different proposed reverse splits of our issued and outstanding common stock at the ratios of one-for-five, one-for-seven, and one-for-ten (each, a "Certificate of Amendment" and collectively, "Certificates of Amendment"). The text of the Certificates of Amendment are attached hereto as Annex A, Annex B and Annex C, respectively. After receiving the requisite shareholder approval, the board of directors may formally implement not more than one of these amendments.

        Approval of each of the Certificates of Amendment requires the affirmative vote of holders of a majority of our outstanding capital stock entitled to vote on each of the amendments.

        Our board of directors' decision to implement one of the proposed reverse splits and abandon the others, or alternatively, not to effectuate a reverse stock split, will be based on factors including, but not limited to:

  •
  the existing and expected marketability and liquidity of our common stock,

  •
  overall trends in the stock market,

  •
  our listing status on the Nasdaq SmallCap Market,

  •
  our business developments, and

  •
  our actual and projected financial performance.

        As discussed below, the board of directors believes that implementing a reverse stock split may increase the likelihood that we will meet the criteria for remaining listed on the Nasdaq SmallCap Market. As also discussed below, however, a reverse stock split may result in a significant devaluation of our market capitalization and our share price.

Purpose of Reverse Stock Split

        Each of the proposed Certificates of Amendment, effectuating a reverse stock split, ranging from between a one-for-five reverse stock split and a one-for-ten reverse stock split, has been approved and declared advisable by the board of directors in order to increase our chances of remaining listed on the Nasdaq SmallCap Market. A reverse stock split would reduce the number of issued and outstanding shares of our common stock and may therefore have the effect of increasing the trading price of such shares. The board of directors took this action because our common stock has not since February 5, 2002, met the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4450, or the "Rule." As a result of our low trading price, we faced being de-listed from the Nasdaq National Market last summer and, accordingly, on June 27, 2002 we transferred our listing from The Nasdaq National Market to The Nasdaq SmallCap Market. The Nasdaq SmallCap Market also has a $1.00 minimum bid price requirement, but permits companies longer periods of time to come into compliance with this requirement prior to being delisted. On March 18, 2003, we received a letter from the Nasdaq Stock Market indicating that VIA would be provided 90 days, until June 16, 2003, in order to regain compliance with the minimum bid price requirements or face de-listing. Nasdaq has also proposed changes to its rules which, if adopted, may provide VIA with an additional 90 days to come into compliance with the minimum bid price requirement. With the exception of the $1.00 minimum bid price requirement, we currently are in compliance with the continued listing requirements on The Nasdaq SmallCap Market, which we refer to as the SmallCap Market Continued Listing Requirements, including the $2.5 million shareholders' equity requirement and the requirement that our "publicly held" shares have a market value of at least $1 million, although we may be unable to continue to meet these or other Nasdaq SmallCap Market requirements in the future. For purposes of the Nasdaq rules, the term "publicly held" only includes shares listed on a national securities exchange or inter-dealer quotation system and excludes all shares held by our directors, officers, 10% shareholders and their respective affiliates. Therefore, none of our shares of common stock held by "insiders" and their affiliates will count toward the "publicly held" requirement.

        Although there can be no assurance, the board of directors believes the implementation of one of the proposed amendments effectuating a reverse stock split, if approved by our shareholders, will result in an increase in the minimum bid price of our common stock to above the $1.00 per share minimum for a period of at least 10 consecutive trading days mandated by The Nasdaq SmallCap Market for continued listing on The Nasdaq SmallCap Market. However, although we believe that implementation of a reverse stock split is a satisfactory mechanism to achieve compliance with The Nasdaq SmallCap Market's maintenance requirements, there can be no assurance that, even if the bid price for our common stock exceeds the $1.00 minimum threshold for the mandated period as a result of a reverse stock split, The Nasdaq SmallCap Market will deem us to be in compliance with the Rule and will not de-list our common stock. In addition, we cannot assure you that (1) even if we satisfied Nasdaq's minimum bid price maintenance standard, we would be able to meet Nasdaq's other continued listing criteria or (2) our common stock would not be de-listed by Nasdaq for other reasons.

        If the proposed amendments effectuating a reverse stock split are approved by the shareholders, our board of directors may implement one of the proposed amendments effectuating a reverse stock split of our common stock while we are listed on The Nasdaq SmallCap Market. If, after the implementation of one of the proposed amendments effectuating a reverse stock split, we have been in compliance with the Rule for 10 consecutive trading days and we otherwise comply with the SmallCap Market Continued Listing Requirements, we expect to be eligible to remain on The Nasdaq SmallCap Market. If, after the implementation of one of the proposed amendments effectuating a reverse stock split, we do not comply with the Rule for 10 consecutive trading days we may be de-listed from The Nasdaq SmallCap Market.

        If, on or before June 16, 2003, the closing price of our common stock has not met or exceeded $1.00 for at least 10 consecutive trading days, we would be subject to de-listing from The Nasdaq SmallCap Market. In addition, we will need to maintain compliance with all continued listing requirements of The Nasdaq SmallCap Market (other than the $1.00 minimum bid price requirement), in order to continue our grace period on The Nasdaq SmallCap Market. These continued listing requirements require, among other things, that we maintain a minimum shareholders' equity of $2.5 million. We cannot assure you that we will maintain compliance with these or any other of the continued listing requirements.

        If our common stock is de-listed from The Nasdaq SmallCap Market, trading in the United States in our common stock, if any, would need to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (also known as the "pink sheet market"). In such event, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of our common stock. We expect that if our common stock is de-listed from the Nasdaq SmallCap Market, it will continue to trade on the Euronext Amsterdam Exchange.

        Further, even if our common stock continues to be traded on The Nasdaq SmallCap Market and the trading price were to remain below $5.00 per share, trading in our common stock would remain subject to the requirements of Rule 15g-9 promulgated under the Exchange Act (the "penny stock rules"), which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Generally, a "penny stock" is defined as any equity security that (i) is not traded on any nationally recognized stock exchange or inter-dealer quotation system and (ii) has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

        The board of directors is asking that you approve each of the proposed amendments to our certificate of incorporation effectuating each of the reverse stock splits of all of our issued and outstanding common stock. Notwithstanding the authorization of each of the amendments by the shareholders, the board of directors may abandon any of the amendments without further action by our shareholders in accordance with Section 242(c) of the General Corporation Law of the State of Delaware. A vote in favor of each of the amendments to our certificate of incorporation will be a vote for approval of each of the proposed reverse stock splits, one of which may be implemented and effectuated and any of which may be abandoned at the discretion of the board of directors at any time until the next Annual Meeting, and for granting authority to the board of directors to effectuate the reverse stock split.

        The board of directors has determined that each of the amendments effectuating a reverse stock split is advisable and in your best interests and unanimously recommends that you vote "FOR" each of the amendments effectuating a reverse stock split. The board of directors will consider and evaluate from time to time the following factors and criteria to determine which, if any, of the approved amendments to implement: our capitalization, the prevailing trading price for our common stock and the volume level thereof, potential devaluation of our market capitalization as a result of a reverse stock split, and the general economic and other related conditions prevailing in our industry and in the marketplace generally. The board of directors will determine, at such time as it deems desirable, which proposed amendment to implement, if any, and will provide shareholders and other relevant persons with notice of the record date for the proposed reverse stock split. The board of directors has no immediate plans to implement a reverse stock split, even if we obtain shareholder approval for the proposed amendments.

Effects of Reverse Stock Split

        A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished by the Company, in this case, by reclassifying and converting all our outstanding shares of common stock into a proportionately fewer number of shares of common stock. For example, if our board of directors implements a one-for-five reverse stock split of our common stock, then a shareholder holding 500 shares of our common stock before the reverse stock split would hold 100 shares of our common stock after the reverse stock split. This action will also result in a relative increase in the available number of authorized but un-issued shares of our common stock. Each shareholder's proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes which may result from the provisions of each of the amendments effectuating a reverse stock split, as described below. As described below, any fractional shares resulting from a reverse stock split will be rounded down to the nearest whole share and shareholders holding fractional shares of our common stock may be entitled to cash payments in lieu of such fractional shares of our common stock. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

        The primary purpose of the proposed reverse stock split of our common stock is to combine the issued and outstanding shares of our common stock into a smaller number of shares of our common stock so that the shares of our common stock will trade at a higher price per share than their recent trading prices. Although we expect the reverse split will result in an increase in the market price of our common stock, the reverse split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in the permanent increase in the market price, which is dependent upon many factors, including our performance, prospects and other factors. The history of similar reverse stock splits for companies in like circumstances is varied. In addition to increasing the market price of our common stock, a reverse stock split will also affect the presentation of shareholders' equity on our balance sheet. Because the par value of the shares of our common stock is not changing as a result of the implementation of the reverse stock split, our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital.

        The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares of our common stock outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

        Finally, the reverse stock split, if implemented, will affect the outstanding options and warrants to purchase our common stock. Our option plans with respect to common stock include provisions requiring adjustments to the number of shares of our common stock covered thereby and the number of shares of our common stock subject to and the exercise prices of outstanding options granted under said plans, in the event of a reverse stock split. For example, in a one-for-five reverse stock split, each of the outstanding options to purchase common stock would thereafter evidence the right to purchase that number of shares of our common stock following the reverse stock split equal to one-fifth of the number of shares of our common stock previously covered by the options (fractional shares will be rounded down and any fractions of a share may be exchanged for a cash payment in some cases, as described below in the section "No Fractional Shares") and the exercise price per share would be five times the previous exercise price. Further, the number of shares of our common stock reserved for issuance (including the number of shares subject to automatic annual increase and the maximum number of shares that may be subject to options) under our existing stock option plans will be reduced in proportion to the ratio of the reverse split.

Reasons For Board Recommendation

        The board of directors believes that a reverse stock split is desirable for the following reasons:

  (a)
  If shares of our common stock continue to trade below $1.00 per share, our common stock will be de-listed from The Nasdaq SmallCap Market. De-listing could decrease the marketability, liquidity and transparency of our common stock (which could, in turn, further depress our stock price). The board of directors believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of our common stock above the $1.00 minimum bid threshold that currently threatens our continued listing on The Nasdaq SmallCap Market.
  (b)
  The anticipated increase in the per share market price of our common stock should also enhance the acceptability of our common stock by the financial community and the investing public.
  (c)
  A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers and therefore difficult for holders of common stock to manage. The expected increase in the per share price of our common stock may help alleviate some of these issues.
  (d)
  The structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue, which may discourage trading in lower priced stock. A reverse stock split could result in a price level for our common stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for our common stock.
  (e)
  The increase in the portion of our authorized shares of common stock that would be un-issued after the reverse stock split is effectuated could be used for any proper corporate purpose approved by the board of directors. The increased number of authorized but un-issued shares of our common stock will provide us with additional flexibility to issue additional shares of our common stock in connection with future financings or other transactions. However, the board of directors does not currently have any plans to utilize the increase in the number of the authorized but un-issued shares of our common stock that would result from approval and implementation of the proposed reverse stock split.

Potential Disadvantages of a Reverse Stock Split

        Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

  (a)
  Despite the potential increase in liquidity discussed above, if we file one of the amendments, the reduced number of shares of our common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.
  (b)
  A reverse stock split could result in a significant devaluation of our market capitalization and our share price, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits in an effort to maintain their Nasdaq listings. As described above, while we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple inversely proportional to the ratio of the reverse split or result in any permanent increase in the market price. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.
  (c)
  A reverse stock split may leave certain shareholders with one or more "odd lots," which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the reverse stock split. Similarly, a reverse stock split could reduce our number of "round lot" shareholders, which are holders of 100 or more shares of our common stock. The continued inclusion requirements of The Nasdaq National Market and The Nasdaq SmallCap Market require us to maintain a specified minimum number of round lot shareholders.
  (d)
  Because a reverse stock split would result in an increased number of authorized but un-issued shares of our common stock, it may be construed as having an anti-takeover effect, although neither the board of directors nor our management views this proposal in that perspective. However, the board of directors, subject to its fiduciary duties and applicable law, could use this increased number of authorized but un-issued shares of our common stock to frustrate persons seeking to take over or otherwise gain control of us by, for example, privately placing shares of our common stock with purchasers who might side with the board of directors in opposing a hostile takeover bid. Shares of our common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our by-laws or certain provisions of our certificate of incorporation would not receive the requisite vote. Such uses of our common stock could render more difficult, or discourage, an attempt to acquire control of us if such transaction were opposed by the board of directors.

  (e)
  Subject to Nasdaq rules on stock issuances, the increased number of authorized but un-issued shares of our common stock could be issued by the board of directors without further shareholder approval, which could result in dilution to the holders of our common stock.

No Fractional Shares

        No fractional shares of common stock will be issued in connection with a reverse stock split. If as a result of a reverse stock split, a shareholder of record would hold a fractional share, the shareholder, in lieu of the issuance of a fractional share, may be entitled to receive a payment in cash. The terms of our stock option plans do not require us to, and we therefore would not expect to, pay cash to option holders in lieu of any fraction of a share issuable upon the exercise of an option. The board of directors may elect either (i) to arrange for our transfer agent to aggregate and sell these fractional shares of our common stock on the open market or (ii) to make a cash payment in an amount per share equal to the average of the closing prices per share on The Nasdaq SmallCap Market for the period of ten consecutive trading days ending on (and including) the effective date of a reverse stock split, without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefore.

        Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Implementation of Reverse Stock Split

        If the shareholders approve the amendments effectuating a reverse stock split, the board of directors may, at any time until the next Annual Meeting, direct our management to file one of the approved Certificates of Amendment with the Secretary of State of the State of Delaware effecting a reverse stock split. Our board of directors reserves the right, in its sole discretion, not to make such filing and not to complete the reverse stock split if it deems it appropriate not to do so. Those Certificates of Amendment not filed with the Secretary of State of the State of Delaware prior to the earlier of (1) the filing of one Certificate of Amendment or (2) our next Annual Meeting shall be deemed abandoned, null and void.

Exchange of Stock Certificates

        If the Certificates of Amendment are approved by our shareholders and our board of directors, in its sole discretion, elects to proceed with a reverse stock split, we will instruct our transfer agent to act as our exchange agent (the "Exchange Agent") and to act for holders of common stock in implementing the exchange of their certificates.

        Commencing on the effective date of a reverse stock split, shareholders will be notified and requested to surrender their certificates representing shares of our common stock to the Exchange Agent in exchange for certificates representing post-reverse split common stock. One share of new common stock will be issued in exchange for a number of presently issued and outstanding pre-split shares of our common stock in accordance with the Certificate of Amendment implemented by the board of directors. Beginning on the effective date of a reverse stock split, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of shares of our post-reverse split common stock. Holders of securities convertible into or exercisable for shares of our common stock will not be requested to exchange their convertible securities in connection with a reverse stock split. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

        Even if the shareholders approve the proposed amendments, we reserve the right not to effect a reverse stock split if in the board of directors' opinion it would not be in our best interests or in the best interests of our shareholders to effect such reverse stock split.

Federal Income Tax Consequences

        The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, most foreign, state and local tax consequences are not discussed below. Accordingly, each shareholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

        Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the new shares of our common stock will be the same as the adjusted basis of our common stock exchanged for such new shares of our common stock. The holding period of the new, post-split shares of our common stock resulting from implementation of the reverse stock split will include the shareholder's respective holding periods for the pre-split shares of our common stock exchanged for the new shares of our common stock.

        A shareholder who receives cash in lieu of a fractional share will be treated as if the Company has issued a fractional share to the shareholder and then immediately redeemed the fractional share for cash. Such shareholder should generally recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such shareholder's pre-split shares of our common stock corresponding to the fractional share, had such fractional share actually been issued. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder's holding period exceeds 12 months.

Netherlands Tax Considerations

        The following is a summary of certain Netherlands tax consequences of the reverse stock split offer applicable to the holders of shares in the Company. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a Dutch holder of shares in the Company. In view of its general nature, it should be treated with corresponding caution. Holders of shares in the Company should consult with their tax advisers with regard to the tax consequences of the reverse stock split offer.

        Please note that this summary only applies to holders of shares in the Company who are residents of The Netherlands for tax purposes (including non-resident individual shareholders who have made an election for the application of the rules of the Dutch Income Tax Act 2001 as they apply to residents of the Netherlands) and does not describe the tax considerations for a holder of shares who has a "substantial interest" in the Company (statutorily defined term; generally, an interest of at least 5%). Furthermore, this summary does not apply to holders of options for shares in the Company.

        Except as otherwise indicated, this summary only addresses Netherlands tax law, as in effect and in force at the date hereof and as interpreted in published case law on the date hereof. Changes after such date, including changes that could have retroactive effect, are not taken into account.

Taxation on Income and Capital Gains

Dutch resident individuals

        Actual benefits derived from the shares, including any a cash payment in connection with the reverse stock split, are not as such subject to Dutch income tax (Box 3). As a general rule, Dutch resident individuals will be taxed annually on a deemed income of 4% of their net investment assets at an income tax rate of 30%. The net investment assets for the year are the average of the investment assets less the attributable liabilities at the beginning and at the end of the relevant year. The value of the shares in the Company is included in the calculation of the net investment assets. A tax-free allowance for the first €17,600 (€35,200 for partners) of the net investment assets may be available.

        However, if shares are attributable to an enterprise from which a Dutch resident individual derives a share of the profit, whether as an entrepreneur or as a person who has a co-entitlement to the net worth of such enterprise without being a shareholder, any benefit derived or deemed to be derived from the shares, including any capital gain realised as a result of a cash payment in connection with the reverse stock split is generally subject to income tax at a progressive rate not exceeding 52%. The same progressive rate is applicable to benefits derived from shares where a Dutch resident individual carries out activities that exceed regular portfolio asset management or derives other benefits from the shares that are taxable as benefits from activities (resultaat uit overige werkzaamheden) (Box 1).

Dutch companies

        Any benefit derived or deemed to be derived from shares held by companies resident in the Netherlands ("Dutch resident companies"), including any capital gain realised as a result of a cash payment in connection with the reverse stock split is generally subject to corporate income tax at a general rate of 34.5%. This may be different if the participation exemption is applicable. Under the participation exemption, Dutch resident companies are exempt from corporate income tax on dividends and capital gains (and losses) derived from or realized on the disposal of a qualifying shareholding. Generally, the participation exemption applies if a Dutch resident company holds an interest of at least 5% in the issued and paid up share capital of a company.

        A qualifying Netherlands pension fund is not subject to corporate income tax and a qualifying Netherlands resident investment fund (fiscale beleggingsinstelling) is subject to corporate income tax at a special rate of 0%.

No Dissenters' Rights

        The holders of shares of our common stock have no dissenters' rights of appraisal under Delaware law, our certificate of incorporation or our by-laws with respect to the proposed amendments to our certificate of incorporation effectuating a reverse stock split.

Required Vote

        In order to be adopted, the Certificates of Amendment contained in this proposal must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposal.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AUTHORIZING THE BOARD, IN ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK.

INDEPENDENT ACCOUNTANTS AND FEES PAID

        On September 20, 2002, VIA dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent public accountants. The Company's audit committee, with the full authority of the board of directors, participated in and approved the decision to change independent accountants.

        PwC's audit reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through September 20, 2002 there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000.

        In connection with its audit for the year ended December 31, 2001 and its reviews of our interim financial information for the periods ended September 30, 2001, March 31, 2002 and June 30, 2002, PwC had advised the Company and the audit committee that our legacy billing systems and practices in the United Kingdom and Germany constituted material weaknesses in our internal control structure. Since PwC's identification of material weaknesses in our internal control structure, the Company has taken a number of steps to address those weaknesses. Further discussion of the steps that we have taken to address these material weaknesses can be found on Form 10-Q for the three months ended September 30, 2002 and on the Form 10-K for the year ended 2002. The Company has authorized PwC to respond fully to the inquiries of the Company's successor accountant with respect to these matters.

        Effective September 26, 2002, the audit committee engaged Deloitte & Touche to serve as the Company's independent public accountants. During the Company's two most recent fiscal years and through September 26, 2002 VIA did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives from Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees

        The following tables describe the fees paid by the Company to PricewaterhouseCoopers LLP and to Deloitte & Touche, respectively for the fiscal year ended December 31, 2002:

Fees Paid to PricewaterhouseCoopers
Audit Fees	$1,727,147
Financial Information Systems Design and Implementation Fees	0
All Other Fees:	216,371
Audit-related services(a)	74,072
Other(b)	108,648

(a)
Audit related fees include fees for statutory audits of the Company's foreign subsidiaries and review of internal control structure.

(b)
Other fees include fees related to income tax compliance and related tax services and agreed-upon procedures, such as the analysis of financial processes and the evaluation of the control environment.

  The amounts shown above include out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to quarterly reviews of financial statements, including the Forms 10-Q for each of the three-month periods ended March 30, June 30 and September 30, 2002.

  The audit committee has considered whether PricewaterhouseCoopers LLP's provision of the services generating "All Other Fees" is compatible with maintaining independence.

Fees Paid to Deloitte & Touche
Audit Fees	$900,000
Financial Information Systems Design and Implementation Fees	0
All Other Fees:
Audit-related services	0
Other	0

  The amounts shown above include out-of-pocket expenses incurred by Deloitte & Touche in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to the audit of our financial statements for the year ended December 31, 2002

SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT

        Shareholder proposals that are intended to be voted upon at VIA's annual meeting held in 2004 must be received by the Company no later than December 27, 2003 in order to be considered for inclusion in VIA's proxy materials for the 2004 annual meeting. Please send any shareholder proposals to VIA NET.WORKS, Inc., St. Giles House, 25 Kings Road, Reading RG1 3AR United Kingdom, Attn: Investor Relations, with a copy to the Company's General Counsel. In addition, any shareholder who wishes to propose a nominee to the board of directors or submit any other matter to a vote at the 2004 annual meeting of shareholders (other than a shareholder proposal included in VIA's proxy materials pursuant to SEC Rule 14a-8) must deliver the proposal to the Secretary of VIA at VIA's principal executive offices so that it is received by the Secretary of VIA no earlier than February 21, 2004, and no later than March 23, 2004, and must comply with the advance notice provisions and other requirements of Article 2, Section 2.2 of VIA's Bylaws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of VIA upon request.

OTHER MATTERS

        The board of directors is not aware of any other matters to be presented at the annual meeting. If other matters properly come before the annual meeting, the proxies will be voted in accordance with the best judgment of the persons voting.

BY ORDER OF THE BOARD OF DIRECTORS

Matt S. Nydell Senior Vice President, General Counsel and Secretary

Reading, United Kingdom
April 25, 2003

Annex A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VIA NET.WORKS, INC.,

a Delaware corporation

        VIA NET.WORKS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST: The name of the Corporation is VIA NET.WORKS, Inc.

        SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

        THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraphs immediately following the last sentence of paragraph 4.1:

  "Upon this Certificate of Amendment to our certificate of incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of Voting Common Stock, par value $0.001 per share (the "Old Voting Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one fifth (1/5) of a share of our Voting Common Stock, par value $0.001 per share (the "New Voting Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Voting Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Voting Common Stock as equals the product obtained by multiplying the number of shares of Old Voting Common Stock represented by such certificate immediately prior to the Effective Time by one fifth (1/5), and the right to receive cash in lieu of a fraction of a share of New Voting Common Stock.

  "Upon the Effective Time, each share of Nonvoting Common Stock, par value $0.001 per share (the "Old Nonvoting Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one fifth (1/5) of a share of our Nonvoting Common Stock, par value $0.001 per share (the "New Nonvoting Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Nonvoting Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Nonvoting Common Stock as equals the product obtained by multiplying the number of shares of Old Nonvoting Common Stock represented by such certificate immediately prior to the Effective Time by one fifth (1/5), and the right to receive cash in lieu of a fraction of a share of New Nonvoting Common Stock."

        IN WITNESS WHEREOF, VIA NET.WORKS, Inc. has caused this Certificate to be signed by Matt S. Nydell, its Secretary, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this    day of            , 2003.

VIA NET.WORKS, INC.
By:

Annex B

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VIA NET.WORKS, INC.,

a Delaware corporation

        VIA NET.WORKS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST: The name of the Corporation is VIA NET.WORKS, Inc.

        SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

        THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraphs immediately following the last sentence of paragraph 4.1:

  "Upon this Certificate of Amendment to our certificate of incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of Voting Common Stock, par value $0.001 per share (the "Old Voting Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one seventh (1/7) of a share of our Voting Common Stock, par value $0.001 per share (the "New Voting Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Voting Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Voting Common Stock as equals the product obtained by multiplying the number of shares of Old Voting Common Stock represented by such certificate immediately prior to the Effective Time by one seventh (1/7), and the right to receive cash in lieu of a fraction of a share of New Voting Common Stock.

  "Upon the Effective Time, each share of Nonvoting Common Stock, par value $0.001 per share (the "Old Nonvoting Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one seventh (1/7) of a share of our Nonvoting Common Stock, par value $0.001 per share (the "New Nonvoting Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Nonvoting Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Nonvoting Common Stock as equals the product obtained by multiplying the number of shares of Old Nonvoting Common Stock represented by such certificate immediately prior to the Effective Time by one seventh (1/7), and the right to receive cash in lieu of a fraction of a share of New Nonvoting Common Stock."

        IN WITNESS WHEREOF, VIA NET.WORKS, Inc. has caused this Certificate to be signed by Matt S. Nydell, its Secretary, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this    day of            , 2003.

VIA NET.WORKS, INC.
By:

Annex C

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VIA NET.WORKS, INC.,

a Delaware corporation

        VIA NET.WORKS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

        FIRST: The name of the Corporation is VIA NET.WORKS, Inc.

        SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

        THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraphs immediately following the last sentence of paragraph 4.1:

  "Upon this Certificate of Amendment to our certificate of incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of Voting Common Stock, par value $0.001 per share (the "Old Voting Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one tenth (1/10) of a share of our Voting Common Stock, par value $0.001 per share (the "New Voting Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Voting Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Voting Common Stock as equals the product obtained by multiplying the number of shares of Old Voting Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10), and the right to receive cash in lieu of a fraction of a share of New Voting Common Stock.

  "Upon the Effective Time, each share of Nonvoting Common Stock, par value $0.001 per share (the "Old Nonvoting Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one tenth (1/10) of a share of our Nonvoting Common Stock, par value $0.001 per share (the "New Nonvoting Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Nonvoting Common Stock will, from and after the Effective Time, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of the New Nonvoting Common Stock as equals the product obtained by multiplying the number of shares of Old Nonvoting Common Stock represented by such certificate immediately prior to the Effective Time by one tenth (1/10), and the right to receive cash in lieu of a fraction of a share of New Nonvoting Common Stock."

        IN WITNESS WHEREOF, VIA NET.WORKS, Inc. has caused this Certificate to be signed by Matt S. Nydell, its Secretary, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this    day of            , 2003.

VIA NET.WORKS, INC.
By:

The Board of Directors recommends a vote FOR each of the proposals listed below. Please mark an X in one box under each item.	Please mark your votes as indicated in this example	☒
Item 1-ELECTION OF DIRECTORS Nominees:	FOR all nominees listed to the left	WITHHOLD AUTHORITY for all nominees listed to the left
01 Steven C. Halstedt 02 John C. Steele	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL to approve the amendment to our certificate of incorporation, attached to the Proxy Statement as Annex A, that will effect a 1-for-5 reverse stock split.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	PROPOSAL to approve an amendment to our certificate of incorporation, attached to the Proxy Statement as Annex C, that will effect a 1-for-7 reverse stock split.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	PROPOSAL to approve an amendment to our certificate of incorporation, attached to the Proxy Statement as Annex F, that will effect a 1-for-10 reverse stock split.	☐	☐	☐
	YES	NO
I PLAN TO ATTEND THE MEETING.	☐	☐
COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
VIA NET.WORKS, INC.

The undersigned shareholder(s) of VIA NET.WORKS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 25, 2003. The undersigned hereby appoints Michael McTighe and Matt S. Nydell, proxies and attorneys-in-fact, with full power of substitution for each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of VIA NET.WORKS, Inc. to be held on Thursday May 22, 2003, and at any adjournments of the Annual Meeting, and to vote all shares of common stock that the undersigned would be entitled to vote as if they were personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE, AND FOR THE THREE PROPOSALS TO APPROVE THREE DIFFERENT AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION THAT WILL, IN THE BOARD'S DISCRETION, EFFECT THREE DIFFERENT REVERSE STOCK SPLITS. AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OF THE MEETING.

SEE REVERSE SIDE

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

QuickLinks

TABLE OF CONTENTS
PURPOSE OF THE MEETING
PROXIES AND VOTING PROCEDURES
ELECTION OF DIRECTORS—PROPOSAL 1
AUDIT COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
Comparison of Total Return from Date of Initial Public Offering through December 31, 2002
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
OWNERSHIP OF SECURITIES
REPORTING COMPLIANCE SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
INDEPENDENT ACCOUNTANTS AND FEES PAID
SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT
OTHER MATTERS